Exhibit 5.20

June 18, 2010

Global Crossing Limited

Wessex House

45 Reid Street

Hamilton HM12

Bermuda

Re:	Registration Statement on Form S-4 (File No. 333-167635)

$750,000,000 aggregate principal amount of 12% Senior Secured Notes due 2015

Ladies and Gentlemen:

We have acted as special German counsel for Global Crossing Limited (the “Issuer”) and the Issuer’s direct and indirect subsidiaries domiciled in the Federal Republic of Germany, Global Crossing PEC Deutschland GmbH and Fibernet GmbH (the “German Guarantors”) in connection with the filing of the Registration Statement on Form S-4 originally filed on June 18, 2010 under Registration Number 333-167635 by the Issuer and its co-registrants listed therein (collectively, together with the German Guarantors, the “Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended, as the same may be amended from time to time (the “Registration Statement”) relating to the proposed issuance of (a) $750,000,000 in aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2015 (the “New Notes”) and (b) the guarantees of the New Notes by the Guarantors pursuant to Article 11 of the Indenture referred to below (collectively, the “Guarantees”). The New Notes are to be issued and guaranteed pursuant to the terms of the Indenture filed as Exhibit 4.22 to the Registration Statement (the “Indenture”) among the Issuer, the Guarantors and Wilmington Trust FSB, as trustee. Upon the Registration Statement becoming effective under the Securities Act, the Issuer and the Guarantors will offer to exchange up to $750,000,000 in aggregate principal amount of New Notes and the related Guarantees for any and all of the Issuer’s outstanding 12% Senior Secured Notes due 2015 and the guarantees thereof by the Guarantors.

For the purpose of giving this opinion we have examined and relied upon the following documents (the “Documents“):

a.	the Indenture, including the guarantee set forth therein; and

b.	the Registration Statement.

In making our examination of the Documents we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the German Guarantors) the legal capacity of all natural persons, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates.

In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the German Guarantors. We have not independently established the facts upon which we have so relied. With regard to the commercial registry excerpts we have assumed that all information capable of recording has been recorded.

We have examined the laws of the Federal Republic of Germany as applied by the German courts on the date hereof and as far as in our judgment was necessary for the purpose of this opinion. We do not purport to be qualified to express an opinion, and we express no opinion in this letter, as to the laws of any jurisdiction other than the Federal Republic of Germany. This opinion is governed by and shall be construed in accordance with the law of the Federal Republic of Germany, and the courts of Frankfurt am Main shall have exclusive jurisdiction with respect to any matters of liability arising hereunder.

Based upon and subject to the assumptions set out herein and having regard to such legal considerations as we have deemed relevant, we are of the opinion that:

1.	each of the German Guarantors is duly incorporated and validly existing under the laws of the Federal Republic of Germany, and each has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, including their respective Guarantees of the New Notes as set forth in the Indenture.

2.	the execution, delivery and performance of the Indenture, including the Guarantees set forth therein, by each of the German Guarantors have been duly authorized by all necessary corporate action of such German Guarantor.

3.	each of the German Guarantors has duly executed and delivered the Indenture.

This opinion is for your benefit solely in connection with the filing of the Registration Statement and may also be relied upon by your special counsel, Latham & Watkins LLP, in connection with its opinion, also in connection with the filing of the Registration Statement, with respect to the validity of the securities being registered thereunder. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained under the caption “Legal Matters”. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act 1933 or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,